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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)   July 9, 2007

                          Global Resource Corporation
             (Exact name of registrant as specified in its charter)

         Nevada                      000-50944                   84-156582
         ------                      ---------                   ---------
(State or other jurisdiction    Commission File Number)         IRS Employer
of incorporation)                                            Identification No.)

          408 Bloomfield Drive, Unit #3, West Berlin, New Jersey 08091
          ------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code    (856) 767-5661
                                                    --------------------


         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 1.02         TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

The Company and Westor Capital Group, Inc. have mutually terminated the investment banking relationship entered into about April 12, 2007. In connection with that, the private capital raise of funds for a proposed acquisition under negotiation has also been terminated and the offering withdrawn. The acquisition negotiations have been temporarily tabled. Investors will be offered a return of their funds, and costs and expenses of the withdrawn offering are primarily an obligation of the Company. The Company and its affiliates have no other relationship with Westor Capital Group, Inc.


ITEM 3.02         UNREGISTERED SALES OF EQUITY SECURITIES

At various dates between April 24, 2007 and July 9, 2007, the Company has issued 522,064 shares of its common stock to 93 non-US purchasers for $155,615. The purchasers bought the shares in a current Regulation S offering.

On May 30, 2007 the Company issued 3,147 shares to a company in partial payment of consulting fees of $3,305. These shares were issued in a private placement, pursuant to Section 4(2) of the Securities Act.


ITEM 5.02(B) DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On June 11, 2007, the Company announced the appointment of David M. Clement as Executive Vice President. However, shortly thereafter, Mr. Clement resigned for personal reasons. No replacement has been appointed.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             GLOBAL RESOURCE CORPORATION


                                             By: /s/ Frank G. Pringle
Dated: July 11, 2007